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EXCITE, INC.                                                       EXHIBIT 11.01
STATEMENT OF EARNINGS PER SHARE
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
                                                 THREE MONTHS ENDED               SIX MONTHS ENDED
                                                      JUNE 30,                        JUNE 30,
                                             --------------------------        ------------------------
                                               1997             1996            1997            1996
                                             ---------        ---------        --------        --------
(In thousands, except per share
    amounts)

Shares used in computation of net loss per share:

PRIMARY:
  Average common shares outstanding
    during the period................           12,504           11,968          12,359           7,390

  Shares relating to SAB No. 64 and 83              --               --              --           4,264
                                             =========        =========        ========        ========

  Shares used in computing per share
    amounts ..........................          12,504           11,968          12,359          11,654
                                             =========        =========        ========        ========
FULLY DILUTED:
  Average common share outstanding
    during the period ................          12,504           11,968          12,359           7,390

  Shares relating to SAB No. 64 and 83              --               --              --           4,264
                                             ---------        ---------        --------        --------

  Shares used in computing per share
    amounts ..........................          12,504           11,968          12,359          11,654
                                             =========        =========        ========        ========

Net loss .............................       $  (7,890)       $ (15,408)       $(16,674)       $(21,052)
                                             =========        =========        ========        ========

NET LOSS PER SHARE:
  Primary ............................       $   (0.63)       $   (1.29)       $  (1.35)       $  (1.81)
                                             =========        =========        ========        ========
  Fully Diluted ......................       $   (0.63)       $   (1.29)       $  (1.35)       $  (1.81)
                                             =========        =========        ========        ========